Exhibit 23(b)

[ARTHUR ANDERSEN LLP LETTERHEAD]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report, dated October 27, 2000, included in this Form 10-K, into North Shore Gas Company's previously filed Registration Statement File No. 33-60256.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois,

December 14, 2000